Exhibit 10.20
STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (“Agreement”) is made effective as of April 22, 2010 (the “Effective Date”), by and between KaChing KaChing, Inc., a Delaware corporation (the “Company”), and Robert J. McNulty (the “Optionee”).  Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in or Section 13 of this Agreement or the Employment Agreement (as defined below).

NOW, THEREFORE, in consideration of the mutual benefit to be derived herefrom, the Company and Optionee agree as follows:

1. Grant of Option.  The Company hereby grants to Optionee an option (“Option”) to purchase 700,000 shares of the Company’s common stock (“Common Stock”) at an exercise price of $0.30 per share of Common Stock. The Option shall expire on the fifth anniversary of the Effective Date (the “Expiration Date”).

2. Vesting of Option.  The Option is fully vested and immediately exercisable as of the Effective Date.

3. Method of Exercise.  The Option shall be exercised by written notice to the Company by the Optionee (or successor in the event of death).  Such written notice shall state the number of shares with respect to which the Option is being exercised and designate a time, during normal business hours of the Company, for the delivery thereof (“Exercise Date”), which time shall be at least five (5) days after the giving of such notice unless an earlier date shall have been mutually agreed upon.  At the time specified in the written notice, the Company shall deliver to the Optionee at the principal office of the Company, or such other appropriate place as may be determined by the Board, a certificate or certificates for such shares.  Notwithstanding the foregoing, the Company may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any securities exchange.  In the event the Option shall be exercisable by any person other than the Optionee, the required notice under this Section shall be accompanied by appropriate proof of the right of such person to exercise the Option.  The exercise price for the Option shall be payable in full on or before the Exercise Date in any one of the following alternative forms:

a. Full payment in cash or certified bank or cashier’s check; or

b. Any other method of payment provided for under Section 7 of the Equity Plan, including, without limitation, by “cashless exercise” of the Option.

4. Restrictions on Exercise and Delivery.  The exercise of the Option shall be subject to the condition that, if at any time the Board shall determine, in its sole and absolute discretion,

a. the satisfaction of any withholding tax or other withholding liabilities, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Common Stock pursuant thereto,

b. the listing, registration, or qualification of any Common Stock deliverable upon such exercise is desirable or necessary, under any state or federal law, as a condition of, or in connection with, such exercise or the delivery or purchase of Common Stock pursuant thereto, or

c. the consent or approval of any regulatory body is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Common Stock pursuant thereto,

then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.  Optionee shall execute such documents and take such other actions as are required by the Board to enable it to effect or obtain such withholding, listing, registration, qualification, consent or approval.  Neither the Company nor any officer or member of the Board (or a committee thereof), shall have any liability with respect to the non-issuance or failure to sell shares as the result of any suspensions of exercisability imposed pursuant to this Section.

5. Nonassignability.  The Option may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of Optionee only by Optionee (except as may be permitted by this Agreement).  Any transfer by Optionee of the Option shall void such option and the Company shall have no further obligation with respect to the Option.  The Option shall not be pledged or hypothecated in any way, or otherwise be subject to execution, attachment or similar process.

6. Rights as Shareholder.  Neither Optionee nor his executor, administrator, heirs or legatees, shall be, or have any rights or privileges of a shareholder of the Company in respect of the Common Stock issuable under the Option unless and until certificates representing such Common Stock shall have been issued in Optionee’s name.

7. No Right of Employment.  Neither the grant nor exercise of the Option nor anything in this Agreement shall impose upon the Company or any other corporation any obligation to employ or continue to employ Optionee.  The right of the Company to terminate Optionee, as provided in the Employment Agreement, shall not be diminished or affected because the Option has been granted to Optionee.

8. Adjustments.  Adjustments to the number of shares of Common Stock subject to the Option and the exercise price therefor shall be made in accordance with the terms and conditions of the Equity Plan, including, withouty limitation, as contemplated under Sections 2.2 and 17 thereof.

9. Representations and Warranties of Optionee.  In connection with the grant of the Option hereunder, Optionee hereby represents and warrants to the Company as follows:

a. The Option is, and any Common Stock Optionee may acquire pursuant to the exercise of the Option (together with the Option, the “Securities”), will be acquired, by Optionee for investment for his own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and he has no present intention of selling, granting participation in, or otherwise distributing the same, but subject nevertheless to any requirement of law that the disposition of his property shall at all times be within his control.

b. Optionee understands that the Securities will not be, registered under the Securities Act on the basis that the sale of the Securities is exempt from registration under the Securities Act under Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on Optionee’s representations set forth herein.

c. Optionee understands and agrees that the Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption from such registration requirements, and that in the absence of an effective registration statement covering such Securities or an available exemption from registration under the Securities Act, such Securities must be held indefinitely.

d. Optionee has the ability to bear the economic risks of Optionee’s investment in the Securities.  Optionee is able, without materially impairing Optionee’s financial condition, to hold Optionee’s investment in the Company for an indefinite period of time and to suffer a complete loss on Optionee’s investment.  Optionee understands and has fully considered for purposes of Optionee’s investment the risks of Optionee’s investment and understands that (x) an investment in the Company is suitable only for an investor who is able to bear the economic consequences of losing Optionee’s entire investment, (y) the Company has no financial or operating history, and (z) an investment in the Company represents an extremely speculative investment which involves a high degree of risk of loss.

e. Optionee acknowledges and agrees that all certificates evidencing the Common Stock issuable hereunder shall bear substantially the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR ANY OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

10. Notices.  Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to Optionee shall be addressed to such Optionee at the address maintained by the Company for such person or at such other address as the Optionee may specify in writing to the Company.

11. Binding Effect.  This Agreement shall be binding upon and inure to the benefit of Optionee, his heirs and successors, and of the Company, its successors and assigns.

12. Governing Law.  This Agreement shall be governed by the laws of the State of Nevada.

13. Definitions.  The terms below used herein shall have the following meanings:

a. “Board” means the Company’s Board of Directors.

b. “Employment Agreement” shall mean that certain Employment Agreement, effective as of April 22, 2010, between the Company and Optionee, as amended by that certain amendment to the Employment Agreement, dated as of May 14, 2010.

c. “Equity Plan” shall mean the Company’s 2009 Equity Incentive Plan.

d. “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement is effective as of, and the date of grant shall be April 22, 2010.

“COMPANY”		KaChing KaChing, Inc., a Delaware corporation

	By:	/s/ Mark V. Noffke
Name: Mark V. Noffke
Title:

“OPTIONEE”		/s/ Robert J. McNulty
Name: Robert J. McNulty